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                                                                  EXHIBIT (10.3)


                     SECOND AMENDMENT TO SERVICE AGREEMENT

This Second Amendment to Service Agreement made and entered into this 1st day of March, 1996 by and between Oak Brook Bank, 1400 Sixteenth Street, Oak Brook, Illinois 60521 ("Buyer") and First Data Resources, Inc., 7301 Pacific Street, Omaha, Nebraska 68114 ("FDRI").

                                  WITNESSETH:

WHEREAS, Buyer and FDRI heretofore entered into a Service Agreement dated as of November 22, 1991 as amended by Amendments to Service Agreement dated September 2, 1994, the "Service Agreement"); and

WHEREAS, Buyer and FDRI now desire to amend the Service Agreement as hereinafter more particularly set forth;

NOW THEREFORE, Buyer and FDRI hereby agree as follows:

     1. Section 6.1 of the Service Agreement is hereby amended by the addition of the following, effective March 1, 1996:

         "Anything in this Agreement to the contrary notwithstanding, this Agreement shall continue in effect for an additional period of one (1) month commencing on March 1, 1996 and ending on March 31, 1996 (the "Extension Period"). During the Extension Period, Buyer shall continue to pay FDRI for the services hereunder at the rates paid to FDRI by Buyer for such services during the previous twelve (12) month period."

     2. As hereby amended and supplemented, the Service Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Service Agreement the day and year first above written.

FIRST DATA RESOURCES INC.         OAK BROOK BANK

By: /S/ROBIN SGROI                By: /S/ROSEMARIE BOUMAN
   ----------------------            ------------------------
Title: Senior Vice President      Title: Executive Vice
                                  President and Chief Financial
                                  Officer